                                                                   EXHIBIT 10.5A
                                                                   -------------

                                                                  EXECUTION COPY
                                                                  ==============

                                   AMENDMENT
                                   ---------

     This Amendment (the "Amendment"), made as of the 30th day of July, 1999, is between Ramar Communications II, Ltd., a Texas limited partnership ("Seller"), ACME Television of New Mexico, LLC, a Delaware limited liability company ("ATNM"), ACME Television Licenses of New Mexico, LLC, a Delaware limited liability company ("ATLNM") (ATNM and ATLNM shall be collectively referred to herein as "Buyer"), and, for purposes of Section 5 below, ACME Television Holdings, LLC.

     Seller and Buyer have entered into an Asset Purchase Agreement dated as of February 19, 1999 relating to the purchase and sale of Station KASY-TV, Albuquerque, New Mexico (the "Purchase Agreement").

     The Purchase Agreement provides that the Closing of the transaction is required to take place no later than ten (10) days after the conditions in Articles 11 and 12 of the Purchase Agreement have been fulfilled. All such conditions shall have been fulfilled (or shall be able to be fulfilled) prior to August 3, 1999; therefore, and the Closing should occur on or before August 13, 1999. Buyer desires to delay Closing until October 31, 1999. Seller is willing to delay Closing under the terms and conditions set forth in this Amendment.

     Accordingly, Seller and Buyer have agreed to enter into this Amendment to the Purchase Agreement.

     1. Defined Terms. Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Purchase Agreement.

     2. Closing. Section 1.1 of the Purchase Agreement shall be replaced in its entirety with the following provision:

     1.1 CLOSING. Except as otherwise mutually agreed upon by Seller and Buyer, and subject to the satisfaction or waiver of the conditions specified in Articles 11 and 12 of this Agreement (except as otherwise expressly provided herein) the closing of this transaction (the "Closing") shall take place on October 31, 1999, unless Buyer, subject to Sections 2.2(c), 10.5(b) and 19.2 hereof, elects to postpone the Closing to a date prior to

         February 1, 2000. The Closing shall be held at 10:00 a.m. in the offices of Leventhal, Senter & Lerman P.L.L.C., 2000 K Street, N.W., Suite 600, Washington, D.C., or at such place as the parties may otherwise agree.

     3. Purchase Price. Section 2.1 of the Purchase Agreement shall be replaced in its entirety with the following provision:

     2.1 PURCHASE PRICE. The total consideration to be paid by Buyer for the Station Assets (the "Purchase Price") shall be Twenty-Five Million Three Hundred Ninety Thousand Dollars ($25,390,000), subject to upward adjustment pursuant to Section 11.8 hereof, plus: (a) any Additional Purchase Price payable to Seller pursuant to Section 2.2(c) hereof, and
         (b) subject to Section 10.5(b) hereof, any amount paid by Ramar to Lee pursuant to Section 4 ("Lee Purchase Option") of that certain December 12, 1994 Equipment Lease between Lee and Ramar Communications, Inc., Ramar's predecessor in interest (the portion of the Purchase Price related to the Lee Purchase Option shall be referred to herein as the "Lee Purchase Option Cost").

     4. Payment of Purchase Price. Section 2.2 of the Purchase Agreement shall be replaced in its entirety with the following provision:

     2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price will be payable as follows:

         (a)(1) No later than March 1, 1999, Buyer shall deposit the amount of Five Hundred Thousand Dollars ($500,000) (the "Escrow Deposit") with Escrow Agent to be held pursuant to the terms and conditions of the Escrow Agreement (in the form of Exhibit A), together with all interest earned thereon; provided, however, that this Agreement shall terminate without any further liability or obligation on the part of any party hereto if the Escrow Agreement is not executed by the parties thereto by close of business on March 1, 1999 or Buyer does not deposit the Escrow Deposit with Escrow Agent by close of business, March 1, 1999. At the Closing, the Escrow Deposit shall be paid by Escrow Agent to Seller, and all interest earned thereon shall be paid by Escrow Agent to Buyer.

         2. Except as otherwise provided in Section 11.8 hereof, Four Hundred Thousand Dollars ($400,000) shall be paid to Seller upon the termination of the KWBQ-TV LMA defined in Section 11.8 hereof.

         (3) Buyer will pay Seller Nine Hundred and Ninety Thousand Dollars ($990,000) on or before August 10, 1999.

         (b) The payment schedule of the remaining Twenty-Three Million Five Hundred Thousand Dollars ($23,500,000) plus the Lee Purchase Option Cost (if any), subject to upward adjustment pursuant to Section 11.8 hereof, will depend on whether the Closing occurs after December 31, 1999 (the "Year 2000 Closing Scenario"), or the Closing occurs prior to January 1, 2000 (the "1999 Closing Scenario"), as follows:

         (1) Under the Year 2000 Closing Scenario, the entire Twenty Three Million Five Hundred Thousand Dollars ($23,500,000) plus the Lee Purchase Option Cost (if any), subject to upward adjustment pursuant to
         Section 11.8 hereof, will be paid to Seller at Closing.

         (2) Under the 1999 Closing Scenario, on the Closing Date, Seller shall assign to Buyer and Buyer shall assume, all of Seller's rights and obligations under the Lee TBA and Buyer shall (i) deposit the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) (the "TBA Escrow Deposit") with TBA Escrow Agent to be held pursuant to the terms and conditions of the TBA Escrow Agreement (substantially in the form of Exhibit D), together with all interest earned thereon, and (ii) pay Twenty-One Million Eight Hundred Thousand Dollars ($21,800,000) to Seller by wire transfer of immediately available federal funds to a bank or other financial institution designated by Seller at least two
         (2) business days prior to the Closing Date. The sole purpose of the TBA Escrow Agreement is to satisfy Buyer's obligation to pay the One Million Seven Hundred Thousand Dollars ($1,700,000) liquidated damages, or, if the Lee TBA is terminated during the Renewal Term thereof, as defined therein, such higher or lower amount of liquidated damages required to be paid to Lee under the Lee TBA (the "Lee TBA Liquidated Damages") as assignee of the Lee TBA or pursuant to Section
         10.5 hereof and Buyer and Seller agree to give Escrow Agent joint instructions to effectuate this purpose, as well as to direct Escrow Agent that any funds which are remaining in such account after the payment of the Lee TBA Liquidated Damages and the termination of the Lee TBA shall be released to Seller (with interest thereon paid to Buyer). Any Lee TBA Liquidated Damages owing to Lee in excess of $1,700,000 shall be paid to Lee by Buyer when due.

         (3) Notwithstanding anything to the contrary in this section, the parties agree to amend this section as necessary to reflect any subsequent agreement they may mutually reach with each other and Lee which relates to the Lee TBA Liquidated Damages.

         (c) If the Closing does not occur on or before October 31, 1999, Buyer shall owe Seller an additional purchase price (the "Additional
         Purchase Price"), payable at Closing and calculated at the rate of ten percent (10%) per annum, retroactive to August 13, 1999 on the Purchase Price (less the Nine Hundred and Ninety Thousand Dollar Payment referenced in Subsection 2.2(a)(3) of Section 2 hereof) until such date as the Closing occurs. If the Closing occurs on or before October 31, 1999, or if the Closing does not occur, Seller shall not be entitled to any Additional Purchase Price.

     5. Covenants with Respect to Agreements with Lee. Section 10.5(b) of the Purchase Agreement shall be replaced in its entirety with the following provision:

         (b) On August 13, 1999, Seller shall provide notice to Lee of its intention to terminate the Lee TBA pursuant to Section 4.3 thereof; provided however, that notwithstanding anything to the contrary contained herein, if this Agreement is terminated at any time after July 30, 1999 for any reason other than Seller's material uncured breach hereof or Seller's voluntary election pursuant to Section 17.1(a)(iv) hereof, Buyer shall be responsible for paying the full amount of the Lee TBA Liquidated Damages. Buyer agrees to fulfill this obligation by making the TBA Escrow Deposit within five (5) days of such termination of this Agreement, and, in addition, by paying directly to Lee when due any Lee TBA Liquidated Damages in excess of $1,700,000. If this Agreement is terminated solely because of Seller's material uncured breach hereof or Seller's voluntary election pursuant to Section 17.1(a)(iv) hereof, Seller shall be responsible for paying the full amount of the Lee TBA Liquidated Damages. Seller agrees, however, that in the event (i) this Agreement is terminated solely because of a change in the law which renders the KWBQ-TV LMA incapable of effectuation, and (ii) Seller, within two years of such termination, consummates the sale of the Station to a third party buyer for a purchase price in excess of Twenty-Five Million, Six Hundred Fifty Thousand Dollars ($25,650,000), then in that event Seller will reimburse Buyer out of such excess for Lee TBA Liquidated Damages incurred by Buyer up to a maximum of $1,700,000. Ten (10) business days in advance of Closing or no later than December 31, 1999, whichever is earlier, Buyer shall notify Seller in writing as to whether or not Buyer wishes Seller to exercise the Lee Purchase Option. If Buyer notifies Seller hereunder that Buyer does not wish the Lee Purchase Option to be exercised, Buyer shall not be liable for the Lee Purchase Option Cost.

          Notwithstanding anything to the contrary herein, if Closing does not occur on or before December 31, 1999, for any reason other than Seller's material uncured breach hereof, Buyer shall be responsible for paying the full amount of the Lee TBA Liquidated Damages. If the Closing does not occur by December 31, 1999 for any reason other than Seller's material uncured breach hereof, Buyer, in order to secure its obligation under this subsection, shall deposit the TBA Escrow Deposit on January 5, 2000 with TBA Escrow Agent to be held pursuant to the TBA Escrow Agreement, together with all interest earned thereon. ACME Television Holdings, LLC hereby unconditionally guarantees Buyer's obligation to deposit the TBA Escrow Deposit with TBA Escrow Agent pursuant to this subsection.

     6.   Conditions Precedent to Buyer's Obligation to Close. The preamble to
Article 11 of the Purchase Agreement shall be replaced in its entirety with the following provision:

     Subject to Section 19.2 hereof, the obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions.

     7.   Termination Rights.

     The following provision shall be added at the end of Section 17.1(a):

     (v) This Agreement may be terminated by either Seller or Buyer, upon written notice to the other party, if the Closing shall not have been consummated on or before January 31, 2000, provided, that if the FCC Consent shall not have become a Final Order by January 31, 2000, then this subparagraph (v) shall be null and void and of no effect whatsoever.

     8.   Remedies. The following clause shall be added at the beginning of
Section 19.1 of the Purchase Agreement:

     "Notwithstanding anything to the contrary herein,"

     Section 19.2 of the Purchase Agreement shall be replaced in its entirety with the following provision:

     19.2. FAILURE OF CONSUMMATION. Notwithstanding anything to the contrary herein, if the transactions contemplated by this Agreement are not consummated for any reason other than Seller's material uncured breach of its obligations under this Agreement, Seller shall be entitled to, in addition to Buyer's fulfillment of Buyer's obligation to deposit the TBA Escrow Deposit in order to pay the Lee TBA Liquidated Damages pursuant to
     Section 10.5(b) hereof: (i) retain or, if not yet received, to receive, the Nine Hundred and Ninety Thousand Dollar ($990,000) payment under
     Section 2.2(a)(3) of this Agreement, and (ii) payment of Five Hundred Thousand Dollars ($500,000), with the aggregate One Million Four Hundred and Ninety Thousand Dollars ($1,490,000) constituting liquidated damages in full settlement of any damages of any nature or kind that Seller may suffer or allege to suffer as the result thereof. It is understood and agreed that the amount of liquidated damages represents Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages under this Section 19.2 and the fulfillment of Buyer's obligation to pay the Lee TBA Liquidated Damages pursuant to Section 10(b)(5) hereof shall be the sole and exclusive remedy of Seller against Buyer for failure to consummate this Agreement and shall be applicable regardless of the actual amount of damages sustained. In addition, Seller shall be entitled to obtain from Buyer court costs and reasonable attorneys' fees incurred by Seller in successfully enforcing its rights hereunder, plus interest at the Prime Rate on the amount of any judgment obtained against Buyer from the date of default until the date of payment of the judgment. As a condition to obtaining liquidated damages, Seller shall not be required to have tendered the Station Assets but shall be required to demonstrate that it is willing and able to do so and to perform its other closing obligations in all material respects.

     9. Amendment to Escrow Agreement. Buyer and Seller agree to enter into an amendment to the Escrow Agreement dated as of March 1, 1999 by and between Seller, ATNM And First Union National Bank. The amendment will provide that if the Closing does not occur because of Buyer's material uncured breach, the parties shall direct the Escrow Agent to pay the Escrow Deposit to Seller, and all interest thereon to Buyer.

     10. Execution of LMA. On the date hereof, Seller and ATNM agree to enter into a Local Marketing Agreement which is based on Exhibit B (the "KWBQ LMA") to that certain Asset Purchase Agreement dated as of February 19, 1999 between Seller and Buyer relating to the purchase and sale of Station KWBQ-TV, Santa
Fe, New Mexico (the "KWBQ-TV Purchase Agreement").

     11. Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Purchase Agreement continue in full force and effect and are hereby ratified and affirmed. To the extent that any provision of this Amendment is inconsistent with or conflicts with the provisions of the Purchase Agreement, the KWBQ-TV Purchase Agreement or the Escrow Agreement dated as of March 1, 1999 by and among Seller, ATNM and First Union National Bank, or any exhibits to any of the foregoing documents, the provisions of this Amendment shall control and such agreements shall be modified accordingly.

     12. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.


                         [signatures on following page]

                                        RAMAR COMMUNICATIONS II, LTD.

                                        By:  GP Ramar, LLC, its General Partner
                                        By:  Ramar Communications, Inc., Sole
                                             Member


                                        By:  /s/ Brad Moran
                                             -----------------------------------
                                             Brad Moran, President

                                        ACME TELEVISION LICENSES OF
                                          NEW MEXICO, LLC


                                        By:  /s/ Douglas E. Gealy
                                             -----------------------------------
                                             Douglas E. Gealy, President

                                        ACME TELEVISION OF NEW MEXICO, LLC


                                        By:  /s/ Douglas E. Gealy
                                             -----------------------------------
                                             Douglas E. Gealy, President

ACME TELEVISION HOLDINGS, LLC
(as Guarantor of the obligations set forth in Section 5 of this Amendment):


By:  /s/ Douglas E. Gealy
     -----------------------------------
     Douglas E. Gealy